As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pliant Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4272481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

331 Oyster Point Boulevard

South San Francisco, California 94080

(650) 481-6770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bernard Coulie, M.D., Ph.D.

President and Chief Executive Officer

Pliant Therapeutics, Inc.

331 Oyster Point Boulevard

South San Francisco, California 94080

(650) 481-6770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith Cummings, M.D., M.B.A. Chief Financial Officer Pliant Therapeutics, Inc. 331 Oyster Point Boulevard South San Francisco, California 94080 (650) 481-6770]	Deepa Rich Marianne Sarrazin Sam Zucker Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains:

•

a base prospectus covering the offering, issuance and sale by the registrant of the registrant’s debt securities, common stock, preferred stock, units and/or warrants from time to time in one or more offerings with a total value of up to $300,000,000; and

•

an “at the market offering” prospectus covering the offering, issuance and sale by the registrant of up to $50,000,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement, or the Sales Agreement, with Leerink Partners LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at the market offering prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold under the at the market offering prospectus is included in the $300,000,000 of securities that may be offered, issued and sold under the base prospectus and a corresponding prospectus supplement. Upon termination of the Sales Agreement or suspension or termination of the at the market offering prospectus, any amounts included in that prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2026

PROSPECTUS

$300,000,000

Debt Securities

Common Stock

Preferred Stock

Units

Warrants

We may offer and sell securities from time to time in one or more offerings, up to an aggregate value of $300,000,000. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this document. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “PLRX.” On March 27, 2026, the closing price of our common stock, as reported by Nasdaq, was $1.17 per share.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively, to Pliant Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our consolidated financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://pliantrx.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 11, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;

•	our Current Report on Form 8-K, filed with the SEC on March 3, 2026; and

•

the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-39303), filed with the SEC on May 29, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Pliant Therapeutics, Inc.

331 Oyster Point Boulevard

South San Francisco, California 94080

Attn: Investor Relations

(650) 481-6770

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	Our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	The success, cost and timing of our product development activities, preclinical and clinical trials of our product candidates;

•	Our plans to initiate, recruit and enroll patients in, and conduct our clinical trials at the pace that we project;

•	Our plans and strategy to obtain and maintain regulatory approvals of our product candidates;

•

Our plans and strategy to obtain funding for our operations, including funding necessary to complete further development and, upon successful development, if approved, commercialize any of our product candidates;

•	The effect and impact of new, existing and proposed laws and regulations;

•	The potential benefit of orphan drug and Fast Track designations for our product candidates;

•	Our ability to compete with companies currently marketing or engaged in the development of integrin-based therapeutics;

•	Our plans and strategy regarding obtaining and maintaining intellectual property protection for our product candidates and the duration of such protection;

•	Our plans and strategy regarding the manufacture of our product candidates for clinical trials and for commercial use, if approved;

•	Our ability to enter into successful new collaborations;

•	Our dependence on future collaborators for developing, obtaining regulatory approval for and commercializing product candidates in the collaboration;

•	Our receipt and timing of any milestone payments or royalties under any future research collaboration or license agreements or arrangements;

•	Our plans and strategy regarding the commercialization of any products that are approved for marketing and our ability to establish adequate pricing in the U.S. and international markets;

•	The size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in combination with others;

•	Our ability to attract and retain qualified employees and key personnel;

•	Our expectations regarding government and third-party payor coverage and reimbursement; and

•	Our expectations of obtaining a positive health technology assessment recommending our products.

These forward-looking statements are based on information available to us at the time of this prospectus or the document incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus includes or incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

ABOUT PLIANT THERAPEUTICS, INC.

Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing integrin-based therapeutics. Our lead program is focused on the development of treatments for solid tumors by inhibiting integrin-mediated activation of transforming growth factor-b (TGF-b). We have applied our deep understanding of integrin biology, along with our medicinal chemistry and translational medicine expertise to develop a proprietary drug discovery platform that we believe has broad applicability across multiple areas of disease.

Our wholly owned lead product candidate, PLN-101095, is an oral, small molecule, dual selective inhibitor of αvb8 and αvb1 integrins in development for the treatment of solid tumors. In 2025, we announced positive data from a Phase 1 open-label dose-escalation trial of PLN-101095 as monotherapy and in combination with the immunotherapy pembrolizumab in patients with solid tumors that are resistant to immune checkpoint inhibitors.

We also continue to explore the full potential of our drug discovery platform, focusing on integrin-based target-mediated drug delivery.

Since our founding, we have built a proprietary library of over 15,000 integrin binding molecules, utilizing a comprehensive screening assay system (binding, integrin confirmation, ligand-induced internalization) and an advanced live human tissue program. We believe our library holds tremendous potential to serve as the basis for integrin-based drug delivery utilizing tissue-specific integrin receptors. We have utilized the library to develop a platform capable of delivering drug payloads including small interfering RNA molecules, or siRNAs, to selective cell types. Current programs are focused on delivering siRNAs to skeletal muscle cells, adipocytes, and renal cells. We believe this platform potentially has broad applicability across multiple disease areas utilizing a variety of drug payloads.

We do not have any product candidates approved for sale and have not generated any revenue from product sales. We will not generate revenue from product sales unless and until we successfully obtain regulatory approval for our product candidates, if ever, and as appropriate, move pipeline candidates into the clinic and complete clinical development. We have commenced clinical trials on only one of our product candidates. If we obtain regulatory approval for our product candidates and do not enter into third-party commercialization partnerships, we expect to incur significant expenses related to developing commercialization capabilities to support product sales, marketing, manufacturing and distribution activities. As a result, we will need substantial additional funding to support our continuing operations and pursue our development and growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private offerings of securities, debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as, and when needed, could have a negative effect on our business, results of operations and financial condition.

Corporate Information

We were incorporated under the laws of the state of Delaware in June 2015. Our principal executive offices are located at 331 Oyster Point Boulevard, South San Francisco, California, 94080, and our telephone number is (650) 481-6770. Our website address is www.pliantrx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock is listed on Nasdaq under the symbol “PLRX.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our most recently completed second fiscal quarter, or (ii) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different from what you might receive from other public reporting companies.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital and capital expenditures, research and development expenses, including clinical trial costs, general and administrative expenses and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Pliant Therapeutics, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined; the title of the debt securities and whether they are senior or subordinated;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•

our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•

whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

•

the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•

if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any event of default under the applicable indenture. If the officer has knowledge of any event of default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “ —Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series; or

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations (except for certain specified obligations) to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations (except for certain specified obligations) with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our amended and restated certificate of incorporation, as amended, or our charter, our third amended and restated bylaws, or our bylaws, and the Delaware General Corporation Law, or DGCL. This description is summarized from, and qualified in its entirety by reference to, our charter and bylaws, each of which has been filed as an Exhibit to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to required supermajority votes for some matters and larger or different votes that may be required under applicable law or by our charter or bylaws, other matters shall be decided by the affirmative vote of our stockholders having a majority of the votes properly cast for and against such matters. Our charter and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon. The affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our charter. See below under “—Anti-takeover effects of Delaware law and Our Charter and Bylaws—Amendment of charter provisions.” Holders of common stock are entitled to receive proportionately any dividends as may be declared by its board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the stockholders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of our preferred stock. As of the date of this prospectus, our board has designated 300,000 authorized shares of preferred stock as Series A Junior Non-Participating Preferred Stock, or Series A preferred stock, and no shares of preferred stock are outstanding. The Series A preferred stock was authorized in connection with our stockholder rights plan.

The purpose of authorizing our board of directors to issue preferred stock and determine our rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Anti-takeover effects of Delaware law and Our Charter and Bylaws

Some provisions of Delaware law, our charter and bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with its board of directors.

Undesignated preferred stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of stockholder action by written consent

Our charter eliminates the right of stockholders to act by written consent without a meeting.

Staggered board

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by its stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of directors

Our charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote in the election of directors.

Stockholders not entitled to cumulative voting

Our charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware anti-takeover statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of forum

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our charter or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our charter or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Under our charter, this exclusive forum provision does not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. Our charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of its capital stock will be deemed to have notice of and to have consented to this choice of forum provision. Our charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. It is possible that a court of law could rule that the choice of forum provision contained in our charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of charter provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon. The provisions of Delaware law, our charter and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of its common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Stockholder Rights Plan

We have adopted a stockholder rights plan, or the rights plan, the purpose of which is, among other things, to enhance our board’s ability to protect stockholder interests and ensure that stockholders receive fair treatment in the event of any coercive takeover attempt of the Company. The rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of our common stock. The following summary describes the material terms of the rights plan and the associated preferred stock rights purchase rights. The description is subject to the detailed provisions of, and is qualified by reference to, the stockholder rights agreement that we filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 12, 2025, as amended by the amendment to stockholder rights agreement that we filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 3, 2026, or the rights agreement.

Each outstanding share of our common stock evidences one right, subject to the terms of the rights agreement, to purchase from us one one-thousandth of a share of Series A preferred stock, at an exercise price of $12.64 per right, subject to adjustment. Initially, the preferred share purchase rights are not exercisable and are attached to and trade with all shares of common stock. The preferred share purchase rights will separate from the common stock and become exercisable upon the earlier of:

•

the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has become an “acquiring person” via the acquisition of beneficial ownership of 20% or more of the outstanding shares of common stock as a passive investor (but only so long as such person is a passive investor), and 10% or more of the outstanding shares of common stock as a non-passive investor, or

•

the close of business on the tenth business day (or such later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming an acquiring person.

With respect to any person who beneficially owned at least the applicable percentage of outstanding shares of common stock described above as of March 13, 2025, such person or group of affiliated person’s share ownership will not cause the preferred share purchase rights to be exercisable so long as such person or affiliated group continues to beneficially own at least such applicable percentage unless such person or affiliated group acquires shares of common stock to beneficially own an amount equal to or greater than the greater of:

•	such applicable percentage; and

•	the sum of the lowest beneficial ownership of such person or affiliated group since the public announcement of the adoption of the rights agreement plus one share.

The rights agreement also provides that the preferred share purchase rights will not become exercisable as a result of purchase or issuances of securities directly from us or through an underwritten offering approved by our board of directors.

In the event that a person or group of affiliated or associated persons has acquired beneficial ownership of at least the applicable percentage described above of the outstanding shares of common stock, each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of shares of Series A preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the preferred share purchase rights.

In the event that, at any time following the date that a person or group of affiliated or associated persons has acquired the applicable percentage of the outstanding shares of common stock described above:

•	we consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation,

•

any person consolidates with the Company, or merges with and into the Company and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or

•	50% or more of our assets, cash flow or earning power is sold, mortgaged or otherwise transferred,

each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the preferred share purchase rights. Preferred share purchase rights that are or were beneficially owned by an acquiring person may (under certain circumstances specified in the rights agreement) become null and void.

The preferred share purchase rights may be redeemed in whole, but not in part, at a price of $0.001 per preferred share purchase right (payable in cash, common stock or other consideration deemed appropriate by the board of directors) by the board of directors only until the earlier of:

•	the time at which any person becomes an acquiring person; or

•	the expiration date of the rights agreement.

Immediately upon the action of the board of directors ordering redemption of the preferred share purchase rights, the preferred share purchase rights will terminate and thereafter the only right of the holders of preferred share purchase rights will be to receive the redemption price.

The rights agreement may be amended by the board of directors in its sole discretion at any time prior to the time at which any person becomes an acquiring person. After such time the board of directors may, subject to certain limitations set forth in the rights agreement, amend the rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of preferred share purchase rights holders (excluding the interests of an acquiring person or its associates or affiliates). In addition, the board of directors may, at any time prior to the time at which any person becomes an acquiring person, amend the rights agreement to make the rights agreement inapplicable to a particular transaction by which a person might otherwise become an acquiring person or to otherwise alter the terms and conditions of the rights agreement as they may apply to a particular transaction.

Until a preferred share purchase right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the preferred share purchase rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the preferred share purchase rights become exercisable for units, our other securities, other consideration or for common stock of an acquiring company.

The preferred share purchase rights will expire at the close of business on March 11, 2027, unless previously redeemed or exchanged by the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PLRX.”

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities that may be offered under this prospectus in any combination. The following, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units in one or more series, which will be described in the applicable prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material U.S. federal income tax consequences; and

•	any additional terms of the governing unit agreement, if applicable.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit, as applicable, and to any debt securities, common stock, preferred stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters;

•	to or through brokers or dealers;

•	through agents;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Pliant Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

$300,000,000

Debt Securities

Common Stock

Preferred Stock

Units

Warrants

PROSPECTUS

    , 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion – dated March 30, 2026

PROSPECTUS

Up to $50,000,000

Common Stock

We have entered into a Sales Agreement, or the sales agreement, with Leerink Partners LLC, or Leerink Partners, dated March 30, 2026, relating to the sale of shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Leerink Partners, acting as sales agent.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PLRX.” On March 27, 2026, the closing sale price of our common stock on The Nasdaq Global Select Market was $1.17 per share.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific number or dollar amount of securities, but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on terms upon which we and Leerink Partners mutually agree. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to compensation under the terms of the sales agreement at a commission rate of 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and its compensation will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Leerink Partners.

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See “Prospectus Summary-Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus is      , 2026.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. The $50,000,000 of shares of our common stock that may be sold under this prospectus are included in the $300,000,000 of shares of common stock that may be sold under the registration statement of which this prospectus forms a part.

Before buying any of the shares of our common stock offered hereby, we urge you to read carefully this prospectus, all of the information incorporated by reference herein, the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Leerink Partners has not, authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus or any accompanying prospectus supplement and your reliance on any unauthorized information or representation is at your own risk. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and Leerink Partners are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus, unless the context otherwise requires, references to the terms “Pliant,” “Pliant Therapeutics,” “the Company,” “we,” “us” and “our,” and similar designations refer to Pliant Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries.

S-ii

We intend to apply for various trademarks that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, SM and ™ symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” or the negative of these words or other similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	Our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	The success, cost and timing of our product development activities, preclinical and clinical trials of our product candidates;

•	Our plans to initiate, recruit and enroll patients in, and conduct our clinical trials at the pace that we project;

•	Our plans and strategy to obtain and maintain regulatory approvals of our product candidates;

•

Our plans and strategy to obtain funding for our operations, including funding necessary to complete further development and, upon successful development, if approved, commercialize any of our product candidates;

•	The effect and impact of new, existing and proposed laws and regulations;

•	The potential benefit of orphan drug and Fast Track designations for our product candidates;

•	Our ability to compete with companies currently marketing or engaged in the development of integrin-based therapeutics;

•	Our plans and strategy regarding obtaining and maintaining intellectual property protection for our product candidates and the duration of such protection;

•	Our plans and strategy regarding the manufacture of our product candidates for clinical trials and for commercial use, if approved;

•	Our ability to enter into successful new collaborations;

•	Our dependence on future collaborators for developing, obtaining regulatory approval for and commercializing product candidates in the collaboration;

•	Our receipt and timing of any milestone payments or royalties under any future research collaboration or license agreements or arrangements;

•	Our plans and strategy regarding the commercialization of any products that are approved for marketing and our ability to establish adequate pricing in the U.S. and international markets;

•	The size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in combination with others;

•	Our ability to attract and retain qualified employees and key personnel;

•	Our expectations regarding government and third-party payor coverage and reimbursement;

S-iv

•	Our expectations of obtaining a positive health technology assessment recommending our products;

•	Our expectations regarding the use of proceeds, if any, from this offering; and

•

Other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the section of any accompanying prospectus entitled “Risk Factors,” as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs and product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While such third parties generally indicate that their information is from sources believed to be reliable, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. We are responsible for all of the disclosure contained in this prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications.

You should read this prospectus and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These forward-looking statements involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under Part I, Item 1A “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the section of any accompanying prospectus entitled “Risk Factors,” as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

S-v

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-5 of this prospectus and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q we file after the date of this prospectus, which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing integrin-based therapeutics. Our lead program is focused on the development of treatments for solid tumors by inhibiting integrin-mediated activation of transforming growth factor-b (TGF-b). We have applied our deep understanding of integrin biology, along with our medicinal chemistry and translational medicine expertise to develop a proprietary drug discovery platform that we believe has broad applicability across multiple areas of disease.

Our wholly owned lead product candidate, PLN-101095, is an oral, small molecule, dual selective inhibitor of αvb8 and αvb1 integrins in development for the treatment of solid tumors. In 2025, we announced positive data from a Phase 1 open-label dose-escalation trial of PLN-101095 as monotherapy and in combination with the immunotherapy pembrolizumab in patients with solid tumors that are resistant to immune checkpoint inhibitors.

We also continue to explore the full potential of our drug discovery platform, focusing on integrin-based target-mediated drug delivery.

Since our founding, we have built a proprietary library of over 15,000 integrin binding molecules, utilizing a comprehensive screening assay system (binding, integrin confirmation, ligand-induced internalization) and an advanced live human tissue program. We believe our library holds tremendous potential to serve as the basis for integrin-based drug delivery utilizing tissue-specific integrin receptors. Pliant has utilized the library to develop a platform capable of delivering drug payloads including siRNAs to selective cell types. Current programs are focused on delivering siRNAs to skeletal muscle cells, adipocytes, and renal cells. We believe this platform potentially has broad applicability across multiple disease areas utilizing a variety of drug payloads.

We do not have any product candidates approved for sale and have not generated any revenue from product sales. We will not generate revenue from product sales unless and until we successfully obtain regulatory approval for our product candidates, if ever, and as appropriate, move pipeline candidates into the clinic and complete clinical development. We have commenced clinical trials on only one of our product candidates. If we obtain regulatory approval for our product candidates and do not enter into third-party commercialization partnerships, we expect to incur significant expenses related to developing commercialization capabilities to support product sales, marketing, manufacturing and distribution activities. As a result, we will need substantial additional funding to support our continuing operations and pursue our development and growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private offerings of securities, debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as, and when needed, could have a negative effect on our business, results of operations and financial condition.

Corporate History

We were incorporated under the laws of the state of Delaware in June 2015. Our principal executive offices are located at 331 Oyster Point Boulevard, South San Francisco, California, 94080, and our telephone number is (650) 481-6770. Our website address is www.pliantrx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock is listed on The Nasdaq Global Select Market under the symbol “PLRX.”

We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	Up to 104,184,332 shares, assuming sales of 42,735,042 shares of our common stock in this offering at an offering price of $1.17 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on March 27, 2026. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Global Select Market, or such other national securities exchange on which our common stock is then listed, through Leerink Partners. See the section entitled “Plan of Distribution” on page S-14 of this prospectus.

Use of Proceeds	Our management will retain broad discretion regarding the allocation and use of any net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, primarily to fund research and development and clinical development to support the advancement of current or future product candidates and the expansion of our research and development programs, and the remainder for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus.

Risk Factors	Investing in our common stock involves significant risks. You should read the “Risk Factors” section of this prospectus beginning on page S-5 and other information included in, or incorporated by reference into, this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Select Market symbol	“PLRX”

All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 61,449,290 shares of our common stock outstanding as of December 31, 2025. The number of shares outstanding as of December 31, 2025 as used throughout this prospectus, unless otherwise indicated, excludes:

•	7,456,066 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, at a weighted average exercise price of $15.28 per share;

•	858,247 shares of common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of December 31, 2025;

•

7,832,167 shares of common stock available for future issuance under our 2020 Stock Option and Incentive Plan, or the 2020 Plan, as of December 31, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder;

•

1,425,000 shares of common stock available for future issuance under our 2022 Inducement Plan as of December 31, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder; and

•

1,692,136 shares of common stock available for future issuance under our 2020 Employee Stock Purchase Plan, or the 2020 ESPP, as of December 31, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options or vesting and settlement of RSUs after December 31, 2025 and reflects an assumed public offering price of $1.17, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on March 27, 2026.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q we file after the date of this prospectus, together with all other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Additional Risks Related to our Common Stock and this Offering

If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution of your investment.

The shares sold in this offering will be sold from time to time at various prices. The price per share of our common stock sold in this offering may, at the time of sale, exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. Although our as-adjusted net tangible book value per share as of December 31, 2025 after giving effect to the assumed offering of $50.0 million of shares of our common stock at the assumed price of $1.17 per share (the last reported sale price of our common stock on The Nasdaq Global Select Market on March 27, 2026) and after deducting commissions and estimated aggregate offering expenses payable by us exceeds the assumed offering price per share, because the price per share of our common stock being offered may, at the time of sale, be higher than the net tangible book value per share of our common stock outstanding prior to this offering, there is still a risk that you may experience immediate and substantial dilution.

We have broad discretion in the use of any net proceeds from this offering and may use them in ways that you and other stockholders may not approve.

We currently expect to use any net proceeds of this offering to primarily fund research and development and clinical development to support the advancement of our current or future product candidates and the expansion of our research and development programs, and the remainder for working capital, capital expenditures and other general corporate purposes. Pending the use of net proceeds, we may invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government. Because of the number and variability of factors that will determine our use of any net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section entitled “Use of Proceeds” for more information.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public market, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the sales agreement. The number of shares that are sold by Leerink Partners after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Leerink Partners in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50.0 million from time to time under this prospectus. The amount of the net proceeds to us from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Leerink Partners.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to primarily fund research and development and clinical development to support the advancement of our current or future product candidates and the expansion of our research and development pipeline, and the remainder for working capital, capital expenditures and other general corporate purposes. Pending these uses, we may temporarily invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering (which will depend on the market price of our common stock during the sales period, any limits we may set with Leerink Partners in any applicable placement notice and the demand for our common stock), the progress of our development, the status of and results from clinical trials and collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Therefore, we do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our amended and restated certificate of incorporation, as amended, or our charter, our third amended and restated bylaws, or our bylaws, and the Delaware General Corporation Law, or DGCL. This description is summarized from, and qualified in its entirety by reference to, our charter and bylaws, each of which has been filed as an Exhibit to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to required supermajority votes for some matters and larger or different votes that may be required under applicable law or by our charter or bylaws, other matters shall be decided by the affirmative vote of our stockholders having a majority of the votes properly cast for and against such matters. Our charter and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon. The affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our charter. See below under “—Anti-takeover effects of Delaware law and Our Charter and Bylaws—Amendment of charter provisions.” Holders of common stock are entitled to receive proportionately any dividends as may be declared by its board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the stockholders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of our preferred stock. As of the date of this prospectus, our board has designated 300,000 authorized shares of preferred stock as Series A Junior Non-Participating Preferred Stock, or Series A preferred stock, and no shares of preferred stock are outstanding. The Series A preferred stock was authorized in connection with our stockholder rights plan.

The purpose of authorizing our board of directors to issue preferred stock and determine our rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Anti-takeover effects of Delaware law and Our Charter and Bylaws

Some provisions of Delaware law, our charter and bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with its board of directors.

Undesignated preferred stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of stockholder action by written consent

Our charter eliminates the right of stockholders to act by written consent without a meeting.

Staggered board

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by its stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of directors

Our charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote in the election of directors.

Stockholders not entitled to cumulative voting

Our charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware anti-takeover statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of forum

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our charter or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our charter or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Under our charter, this exclusive forum provision does not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. Our charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of its capital stock will be deemed to have notice of and to have consented to this choice of forum provision. Our charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. It is possible that a court of law could rule that the choice of forum provision contained in our charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of charter provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon. The provisions of Delaware law, our charter and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of its common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Stockholder Rights Plan

We have adopted a stockholder rights plan, or the rights plan, the purpose of which is, among other things, to enhance our board’s ability to protect stockholder interests and ensure that stockholders receive fair treatment in the event of any coercive takeover attempt of the Company. The rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of our common stock. The following summary describes the material terms of the rights plan and the associated preferred stock rights purchase rights. The description is subject to the detailed provisions of, and is qualified by reference to, the stockholder rights agreement that we filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 12, 2025, as amended by the amendment to stockholder rights agreement that we filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 3, 2026, or the rights agreement.

Each outstanding share of our common stock evidences one right, subject to the terms of the rights agreement, to purchase from us one one-thousandth of a share of Series A preferred stock, at an exercise price of $12.64 per right, subject to adjustment. Initially, the preferred share purchase rights are not exercisable and are attached to and trade with all shares of common stock. The preferred share purchase rights will separate from the common stock and become exercisable upon the earlier of:

•

the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has become an “acquiring person” via the acquisition of beneficial ownership of 20% or more of the outstanding shares of common stock as a passive investor (but only so long as such person is a passive investor), and 10% or more of the outstanding shares of common stock as a non-passive investor, or

•

the close of business on the tenth business day (or such later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming an acquiring person.

With respect to any person who beneficially owned at least the applicable percentage of outstanding shares of common stock described above as of March 13, 2025, such person or group of affiliated person’s share ownership will not cause the preferred share purchase rights to be exercisable so long as such person or affiliated group continues to beneficially own at least such applicable percentage unless such person or affiliated group acquires shares of common stock to beneficially own an amount equal to or greater than the greater of:

•	such applicable percentage; and

•	the sum of the lowest beneficial ownership of such person or affiliated group since the public announcement of the adoption of the rights agreement plus one share.

The rights agreement also provides that the preferred share purchase rights will not become exercisable as a result of purchase or issuances of securities directly from us or through an underwritten offering approved by our board of directors.

In the event that a person or group of affiliated or associated persons has acquired beneficial ownership of at least the applicable percentage described above of the outstanding shares of common stock, each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of shares of Series A preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the preferred share purchase rights.

In the event that, at any time following the date that a person or group of affiliated or associated persons has acquired the applicable percentage of the outstanding shares of common stock described above:

•	we consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation,

•

any person consolidates with the Company, or merges with and into the Company and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or

•	50% or more of our assets, cash flow or earning power is sold, mortgaged or otherwise transferred,

each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the preferred share purchase rights. Preferred share purchase rights that are or were beneficially owned by an acquiring person may (under certain circumstances specified in the rights agreement) become null and void.

The preferred share purchase rights may be redeemed in whole, but not in part, at a price of $0.001 per preferred share purchase right (payable in cash, common stock or other consideration deemed appropriate by the board of directors) by the board of directors only until the earlier of:

•	the time at which any person becomes an acquiring person; or

•	the expiration date of the rights agreement.

Immediately upon the action of the board of directors ordering redemption of the preferred share purchase rights, the preferred share purchase rights will terminate and thereafter the only right of the holders of preferred share purchase rights will be to receive the redemption price.

The rights agreement may be amended by the board of directors in its sole discretion at any time prior to the time at which any person becomes an acquiring person. After such time the board of directors may, subject to certain limitations set forth in the rights agreement, amend the rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of preferred share purchase rights holders (excluding the interests of an acquiring person or its associates or affiliates). In addition, the board of directors may, at any time prior to the time at which any person becomes an acquiring person, amend the rights agreement to make the rights agreement inapplicable to a particular transaction by which a person might otherwise become an acquiring person or to otherwise alter the terms and conditions of the rights agreement as they may apply to a particular transaction.

Until a preferred share purchase right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the preferred share purchase rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the preferred share purchase rights become exercisable for units, our other securities, other consideration or for common stock of an acquiring company.

The preferred share purchase rights will expire at the close of business on March 11, 2027, unless previously redeemed or exchanged by the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PLRX.”

PLAN OF DISTRIBUTION

We entered into a sales agreement with Leerink Partners, under which we may offer and sell from time to time shares of our common stock through Leerink Partners acting as agent. Pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000. Sales of our common stock, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or any other trading market for our common stock. The below description of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. The sales agreement is filed as an exhibit to our shelf registration statement on Form S-3 of which this prospectus forms a part.

Leerink Partners will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the sales agreement, Leerink Partners will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Leerink Partners may suspend the offering of our common stock being made through Leerink Partners under the sales agreement upon proper notice to the other party. We and Leerink Partners each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Leerink Partners is 3.0% of the aggregate gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Leerink Partners up to an aggregate of $100,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with this offering and certain ongoing expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the sales agreement, will be approximately $400,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Leerink Partners will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the sales agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “PLRX.” The transfer agent of our common stock is currently Computershare Trust Company, N.A.

Leerink Partners and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Redwood City, California. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Pliant Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://pliantrx.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 11, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;

•	our Current Report on Form 8-K filed with the SEC on March 3, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39303), filed with the SEC on May 29, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Pliant Therapeutics, Inc.

331 Oyster Point Boulevard

South San Francisco, California 94080

(650) 481-6770

Up to $50,000,000

Common Stock

PROSPECTUS

Leerink Partners

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration and FINRA filing fees.

SEC registration fee	$41,430
FINRA filing fee	45,500
Printing and engraving	(1)
Accounting services	(1)
Legal fees of registrant’s counsel	(1)
Transfer agent’s and trustee’s fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete DGCL and the registrant’s restated certificate of incorporation, as amended.

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability (i) for any breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which an improper personal benefit was derived.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions under Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Further, an officer will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as an officer, except for liability for:

•	any breach of the officer’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	any action by or in the right of our company.

These limitations of liability do not alter director or officer liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and certain of our officers. These agreements provide that we will indemnify each of our directors, officers with whom we have entered into indemnification agreements, and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for certain actions or proceedings arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Underwriting agreements that we may enter into with underwriters in connection with offerings pursuant to this prospectus may provide for indemnification of us and our directors and officers by the underwriters against certain liabilities under the Securities Act and the Exchange Act.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2**	Sales Agreement, dated March 30, 2026, by and between the registrant and Leerink Partners LLC.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed on August 11, 2020).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2025).

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form 8-A filed on March 13, 2025).

3.4	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 27, 2024).

4.1**	Form of Senior Indenture

4.2**	Form of Subordinated Indenture

4.3*	Form of Warrant Agreement

4.4*	Form of Unit Agreement

5.1**	Opinion of Goodwin Procter LLP

5.2**	Opinion of Goodwin Procter LLP relating to the at the market offering prospectus

23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1 to this registration statement)

23.3**	Consent of Goodwin Procter LLP (contained in Exhibit 5.2 to this registration statement)

24.1**	Power of Attorney (included on the signature page to the registration statement)

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

107**	Filing Fee Table

*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	Filed herewith.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 30, 2026.

PLIANT THERAPEUTICS, INC.
/s/ Bernard Coulie
Name: Bernard Coulie, M.D., Ph.D.
Title: President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Bernard Coulie and Keith Cummings and each of them, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard Coulie Bernard Coulie, M.D., Ph.D.	President, Chief Executive Officer and Director Principal Executive Officer	March 30, 2026

/s/ Keith Cummings Keith Cummings, M.D., M.B.A.	Chief Financial Officer Principal Financial and Accounting Officer	March 30, 2026

/s/ Hoyoung Huh Hoyoung Huh, M.D., Ph.D.	Chairman of the Board, Director	March 30, 2026

/s/ Suzanne Bruhn Suzanne Bruhn, Ph.D.	Director	March 30, 2026

/s/ Darren Cline Darren Cline, M.B.A.	Director	March 30, 2026

/s/ David Pyott David Pyott, M.A., M.B.A.	Director	March 30, 2026

/s/ Gayle Crowell Gayle Crowell	Director	March 30, 2026

/s/ John Curnutte John Curnutte, M.D., Ph.D.	Director	March 30, 2026

/s/ Katharine Knobil Katharine Knobil, M.D.	Director	March 30, 2026

/s/ Thomas McCourt Thomas McCourt	Director	March 30, 2026

/s/ Steve Krognes Steve Krognes, M.B.A.	Director	March 30, 2026